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EXHIBIT 24

PROVIDENT BANKSHARES CORPORATION
POWER OF ATTORNEY

        Each of the undersigned persons, in his or her capacity as an officer or director, or both, of Provident Bankshares Corporation (the "Company"), hereby appoints Peter M. Martin, Dennis A. Starliper and Karen L. Malecki, and each of them, with full power of substitution and resubstitution and with full power in each to act without the others, his or her attorney-in-fact and agent for the following purposes:

        1.    To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Company, an Annual Report on Form 10-K for the Company pursuant to Section 13 of the Securities Exchange Act of 1934, and any amendments thereto (such report, together with all exhibits and documents therein and all such amendments, the "Form 10-K").

        2.    To file or cause to be filed the Form 10-K with the Securities and Exchange Commission;

        3.    To take all such other action as any such attorney-in-fact, or his substitute, may deem necessary or desirable in connection with Form 10-K.

        This power of attorney shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Company.

/s/ PETER M. MARTIN Peter M. Martin	December 18, 2002
/s/ DENNIS A. STARLIPER Dennis A. Starliper	December 18, 2002
/s/ KAREN L. MALECKI Karen L. Malecki	December 18, 2002
/s/ MELVIN A. BILAL Melvin A. Bilal	December 18, 2002
/s/ THOMAS S. BOZZUTO Thomas S. Bozzuto	December 18, 2002
/s/ KEVIN G. BYRNES Kevin G. Byrnes	December 18, 2002
/s/ WARD B. COE, III Ward B. Coe, III	December 18, 2002
/s/ CHARLES W. COLE Charles W. Cole.	December 18, 2002
/s/ PIERCE B. DUNN Pierce B. Dunn	December 18, 2002
/s/ ENOS K. FRY Enos K. Fry	December 18, 2002

/s/ MARK K. JOSEPH Mark K. Joseph	December 18, 2002
/s/ BARBARA B. LUCAS Barbara B. Lucas	December 18, 2002
/s/ FREDERICK W. MEIER, JR. Frederick W. Meier, Jr.	December 18, 2002
/s/ SISTER ROSEMARIE NASSIF Sister Rosemarie Nassif	December 18, 2002
/s/ FRANCIS G. RIGGS Francis G. Riggs	December 18, 2002
/s/ SHEILA K. RIGGS Sheila K. Riggs	December 18, 2002
/s/ CARL W. STEARN Carl W. Stearn	December 18, 2002
/s/ DONALD E. WILSON Donald E. Wilson	December 18, 2002

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  EXHIBIT 24
PROVIDENT BANKSHARES CORPORATION POWER OF ATTORNEY